INDEPENDENT AUDITORS' CONSENT

E*TRADE Funds:

We consent to the reference to us in this Post-Effective Amendment No. 41 to Registration Statement No. 333-66807 on Form N-1A for the funds comprising the E*TRADE Funds under the heading "Independent Accountants" in the Statement of Additional Information, which is part of this Registration Statement.



/s/ Deloitte & Touche LLP
Los Angeles, California

August 9, 2002